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                                                                  EXHIBIT 5.1

                                  [LETTERHEAD]

                                                 June 27, 2000

Sand Technology Inc.
4141 Sherbrooke Street West
Suite 410
Westmount, Quebec
Canada H3Z 1B8

RE: REGISTRATION ON FORM F-2

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form F-2 of Sand Technology Inc. (the "Company") under the Securities Act of 1933, as amended, for the registration of the resale of Class A Common Shares, without par value, of the Company (the "Shares"), consisting of the following:

     (a) 315,789 Class A Common Shares (the "AMRO Shares") which were originally purchased from Sand by AMRO International, S.A. ("AMRO") pursuant to the Common Shares and Warrants Purchase Agreement dated May 24, 2000 (the "AMRO Purchase Agreement") by and between the Company and AMRO;

     (b) an additional 315,789 Class A Common Shares which may be issued to AMRO, if at all, pursuant to certain repricing provisions of the AMRO Purchase Agreement;

     (c) 32,609 Class A Common Shares issuable pursuant to a warrant held by AMRO (the "AMRO Warrant");




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     (d)  Class A Common Shares having a purchase price of up to $30,000,000 pursuant to the terms of the Common Share Purchase Agreement dated May 26, 2000 (the "Sundowner Purchase Agreement") by and between the Company and Sundowner Investments Limited ("Sundowner");

     (e) 182,278 Class A Common Shares issuable pursuant to a warrant held by Sundowner ("Sundowner Warrant"); and

     (f) 214,886 Class A Common Shares issuable pursuant to warrants held by Ladenburg Thalmann & Co., Inc. (the "Ladenburg Warrants").

As counsel for the Company, we have examined and are familiar with the Articles of Incorporation and Bylaws of the Company, the proceedings of the Board of Directors of the Company in connection with the AMRO Agreement and Sundowner Agreement (and the exhibits and schedules thereto, including the AMRO Warrant, the Sundowner Warrant, and the Ladenburg Warrants), and such other documents, certificates, records of the Company, and matters of law as we deemed to be pertinent. We have assumed the accuracy, validity and completeness of all corporate records and information made available to us by the Company and upon which we have relied.

We are qualified to practice law only in the Province of Quebec and do not purport to opine on any laws other than those currently in force in the Province of Quebec and the Canadian federal laws of general application throughout Canada or in the Province of Quebec, in force at the date hereof. We express no opinion and make no representation with respect to the law of any other jurisdiction.

Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

     1. The Company is a corporation duly incorporated and organized and validly existing under the CANADA BUSINESS CORPORATIONS ACT and not discontinued under that Act.

     2. The AMRO Shares have been duly and validly issued and are fully paid and non-assessable.

     3. The Shares covered by Registration Statement other than the AMRO Shares will be, upon their issuance, if issued in accordance with the AMRO Purchase Agreement, the AMRO Warrant, the Sundowner Purchase Agreement, the Sundowner Warrant and the Ladenburg Warrants as applicable, duly and validly issued and fully paid and non-assessable.
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We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                             /s/ Lavery, de Billy
                                             LAVERY, DE BILLY
                                             General Partnership